Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Len Dieterle	Brian Denyeau
Aspen Technology	ICR for Aspen Technology
+1 781-221-4291	+1 646-277-1251
len.dieterle@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the
Fourth Quarter and Fiscal 2021

Bedford, Mass. – August 11, 2021 - Aspen Technology, Inc. (NASDAQ: AZPN), a global leader in asset optimization software, today announced financial results for its fourth-quarter and fiscal year 2021 ended June 30, 2021.

“AspenTech finished fiscal 2021 having generated record profitability and free cash flow, with 4.8% annual spend growth in the midst of unprecedented challenges for many of our customers. Our ability to achieve these results reflects the mission-critical role our solutions play in supporting the sustainability and efficiency requirements of our customers across the process and other capital-intensive industries,” said Antonio Pietri, President and Chief Executive Officer of Aspen Technology.

Pietri continued, “As we enter fiscal 2022, we are optimistic about the long-term opportunity for AspenTech. The need for our customers to operate their assets safely, sustainably, reliably and profitably has never been greater. Our continued focus on innovation, including the recently released aspenONE v12.1 that embeds AI capabilities across our solutions, enables even more value creation by customers. We are confident in our ability to return to double-digit annual spend growth over time as economic conditions and industry budgets normalize.”

Fourth Quarter and Fiscal Year 2021 Recent Business Highlights

•Annual spend, which the company defines as the annualized value of all term license and maintenance contracts at the end of the quarter, was $621 million at the end of the fourth quarter of fiscal 2021, which increased 4.8% compared to the fourth quarter of fiscal 2020 and 1.9% sequentially.
•AspenTech repurchased approximately 361,000 shares of its common stock for $50 million in fiscal year 2021.

Summary of Fourth Quarter Fiscal Year 2021 Financial Results

AspenTech’s total revenue of $198.0 million included:

•License revenue, which represents the portion of a term license agreement allocated to the initial license, was $145.3 million in the fourth quarter of fiscal 2021, compared to $149.9 million in the fourth quarter of fiscal 2020.

•Maintenance revenue, which represents the portion of the term license agreement related to ongoing support and the right to future product enhancements, was $45.6 million in the fourth quarter of fiscal 2021, compared to $45.7 million in the fourth quarter of fiscal 2020.

•Services and other revenue was $7.0 million in the fourth quarter of fiscal 2021, compared to $6.4 million in the fourth quarter of fiscal 2020.

For the quarter ended June 30, 2021, AspenTech reported income from operations of $105.9 million, compared to income from operations of $116.3 million in the fourth quarter of fiscal 2020.

Net income was $95.4 million for the quarter ended June 30, 2021, leading to net income per share of $1.39, compared to net income per share of $1.39 in the same period last fiscal year.

Non-GAAP income from operations was $118.4 million for the fourth quarter of fiscal 2021, compared to non-GAAP income from operations of $125.5 million in the same period last fiscal year. Non-GAAP net income was $105.3 million, or $1.53 per share, for the fourth quarter of fiscal 2021, compared to non-GAAP net income of $101.8 million, or $1.49 per share, in the same period last fiscal year. These non-GAAP results add back the impact of stock-based compensation expense, amortization of intangibles and acquisition-related fees. A reconciliation of GAAP to non-GAAP results is presented in the financial tables included in this press release.

AspenTech had cash and cash equivalents of $379.9 million and total borrowings, net of debt issuance costs, of $293.2 million at June 30, 2021.

During the fourth quarter, the company generated $103.2 million in cash flow from operations and $103.7 million in free cash flow. Free cash flow is calculated as net cash provided by operating activities adjusted for the net impact of: purchases of property, equipment and leasehold improvements; payments for capitalized computer software development costs, and other nonrecurring items, such as acquisition-related payments.

Summary of Fiscal Year 2021 Financial Results

AspenTech’s total revenue of $709.4 million increased 18.5% from $598.7 million for fiscal year 2020.

•License revenue was $497.5 million, an increase from $388.2 million for fiscal year 2020.

•Maintenance revenue was $185.2 million, an increase from $178.1 million for fiscal year 2020.

•Services and other revenue was $26.7 million, a decrease from $32.4 million for fiscal year 2020.

For the fiscal year ended June 30, 2021, AspenTech reported income from operations of $358.4 million, compared to income from operations of $257.4 million for fiscal year 2020.

Net income was $319.8 million for the fiscal year ended June 30, 2021, leading to net income per share of $4.67, compared to net income per share of $3.34 for fiscal year 2020.

Non-GAAP income from operations was $404.3 million for fiscal year 2021, compared to non-GAAP income from operations of $295.6 million for fiscal year 2020. Non-GAAP net income was $356.0 million, or $5.20 per share, for fiscal year 2021, compared to non-GAAP net income of $259.8 million, or $3.78 per share, for fiscal year 2020.

For the fiscal year ended June 30, 2021, the company generated $276.1 million in cash flow from operations and $277.5 million in free cash flow.

Business Outlook
Based on information as of today, August 11, 2021, Aspen Technology is issuing the following guidance for fiscal year 2022:

•Annual spend growth of 5-7% year-over-year
•Free cash flow of $275 to $285 million
•Total bookings of $766 to $819 million
•Total revenue of $702 to $737 million
•GAAP total expense of $386 to $391 million
•Non-GAAP total expense of $341 to $346 million
•GAAP operating income of $316 to $346 million
•Non-GAAP operating income of $361 to $391 million
•GAAP net income of $288 to $314 million
•Non-GAAP net income of $323 to $349 million
•GAAP net income per share of $4.27 to $4.65
•Non-GAAP net income per share of $4.79 to $5.17

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing Aspen Technology’s business. As the result of adoption of new licensing models, management believes that a number of Aspen Technology’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing Aspen Technology’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track Aspen Technology’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

Aspen Technology will host a conference call and webcast today, August 11, 2021, at 4:30 p.m. (Eastern Time), to discuss the company's financial results for the fourth-quarter and fiscal year 2021 as well as the company’s business outlook. The live dial-in number is (866) 471-3828 or (678) 509-7573, conference ID code 7282409. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of Aspen Technology’s website, http://ir.aspentech.com/events-and-presentations, and clicking on the “webcast” link. A replay of the call will be archived on Aspen Technology’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 7282409, through August 18, 2021.

About Aspen Technology

Aspen Technology (AspenTech) is a global leader in asset optimization software. Its solutions address complex, industrial environments where it is critical to optimize the asset design, operation and maintenance lifecycle. AspenTech uniquely combines decades of process modelling expertise with artificial intelligence. Its purpose-built software platform automates knowledge work and builds sustainable competitive advantage by delivering high returns over the entire asset lifecycle. As a result, companies in capital-intensive industries can maximize uptime and push the limits of performance, running their assets safer, greener, longer and faster. Visit AspenTech.com to find out more.

Forward-Looking Statements

The third paragraph of this press release as well as the Business Outlook section contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: delays or reductions in demand for AspenTech solutions due to the COVID-19 pandemic; AspenTech’s failure to increase usage and product adoption of aspenONE offerings or grow the aspenONE APM business, and failure to continue to provide innovative, market-leading solutions; declines in the demand for, or usage of, aspenONE software for any reason, including declines due to adverse changes in the process or other capital-intensive industries and materially reduced industry spending budgets due to the drop in demand for oil due to the COVID-19 pandemic, unfavorable economic and market conditions or a lessening demand in the market for asset process optimization software, including materially reduced industry spending budgets due to the significant drop in oil prices arising from drop in demand due to the COVID-19 pandemic; risks of foreign operations or transacting business with customers outside the United States; risks of competition and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release.

© 2021 Aspen Technology, Inc. AspenTech, aspenONE, asset optimization and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited in Thousands, Except per Share Data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
Revenue:
License	$145,346	$149,869	$497,479	$388,180
Maintenance	45,603	45,721	185,164	178,139
Services and other	7,012	6,350	26,733	32,398
Total revenue	197,961	201,940	709,376	598,717
Cost of revenue:
License	2,417	1,691	9,276	7,241
Maintenance	4,221	4,909	18,287	19,248
Services and other	7,677	8,558	32,588	35,118
Total cost of revenue	14,315	15,158	60,151	61,607
Gross profit	183,646	186,782	649,225	537,110
Operating expenses:
Selling and marketing	32,867	28,440	114,959	114,486
Research and development	23,653	23,536	94,229	92,230
General and administrative	21,247	18,510	81,636	73,035
Total operating expenses	77,767	70,486	290,824	279,751
Income from operations	105,879	116,296	358,401	257,359
Interest income	10,408	8,081	36,791	32,658
Interest (expense)	(1,606)	(2,494)	(7,245)	(11,862)
Other (expense) income, net	(1,393)	1,419	(3,200)	1,202
Income before income taxes	113,288	123,302	384,747	279,357
Provision for income taxes	17,843	28,772	64,944	49,686
Net income	$95,445	$94,530	$319,803	$229,671
Net income per common share:
Basic	$1.40	$1.40	$4.71	$3.38
Diluted	$1.39	$1.39	$4.67	$3.34
Weighted average shares outstanding:
Basic	68,028	67,634	67,863	68,000
Diluted	68,612	68,176	68,492	68,727

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited in Thousands, Except Share and Per Share Data)

	June 30, 2021	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$379,853	$287,796
Accounts receivable, net	52,502	56,301
Current contract assets	308,607	291,497
Prepaid expenses and other current assets	12,716	10,884
Prepaid income taxes	14,639	3,962
Total current assets	768,317	650,440
Property, equipment and leasehold improvements, net	5,610	5,963
Computer software development costs, net	1,461	928
Goodwill	159,852	137,055
Intangible assets, net	44,327	42,851
Non-current contract assets	407,180	318,976
Contract costs	29,056	28,614
Operating lease right-of-use assets	32,539	34,905
Deferred tax assets	2,121	1,735
Other non-current assets	3,537	1,839
Total assets	$1,454,000	$1,223,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,367	$3,988
Accrued expenses and other current liabilities	50,575	43,556
Current operating lease liabilities	6,751	6,824
Income taxes payable	3,444	1,799
Current borrowings	20,000	135,163
Current deferred revenue	56,393	43,168
Total current liabilities	141,530	234,498
Non-current deferred revenue	11,732	13,913
Deferred income taxes	193,360	179,978
Non-current operating lease liabilities	29,699	33,088
Non-current borrowings, net	273,162	292,369
Other non-current liabilities	3,760	3,107
Commitments and contingencies (Note 17)
Series D redeemable convertible preferred stock, $0.10 par value— Authorized— 367,000 shares as of June 30, 2021 and June 30, 2020 Issued and outstanding— none as of June 30, 2021 and June 30, 2020	—	—
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares Issued— 104,543,414 shares at June 30, 2021 and 103,988,707 shares at June 30, 2020 Outstanding— 67,912,160 shares at June 30, 2021 and 67,718,692 shares at June 30, 2020	10,455	10,399
Additional paid-in capital	819,642	769,411
Retained earnings	1,778,133	1,458,330
Accumulated other comprehensive income (loss)	9,026	(5,288)
Treasury stock, at cost—36,631,254 shares of common stock at June 30, 2021 and 36,270,015 shares at June 30, 2020	(1,816,499)	(1,766,499)
Total stockholders’ equity	800,757	466,353
Total liabilities and stockholders’ equity	1,454,000	$1,223,306

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited in Thousands)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$95,445	$94,530	$319,803	$229,671
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,712	2,522	10,257	9,550
Reduction in the carrying amount of right-of-use assets	1,890	2,576	8,927	9,094
Net foreign currency losses (gains)	1,383	(1,128)	3,410	(945)
Stock-based compensation	9,055	7,415	33,644	31,548
Deferred income taxes	5,226	29,617	12,255	28,101
Provision for bad debts	2,916	1,864	9,716	5,255
Other non-cash operating activities	203	202	921	625
Changes in assets and liabilities:
Accounts receivable	(6,247)	3,553	(2,132)	(12,875)
Contract assets, net	(10,199)	(30,413)	(113,737)	(28,084)
Contract costs	(636)	(2,048)	(438)	(3,570)
Lease liabilities	(2,649)	(2,668)	(10,182)	(9,508)
Prepaid expenses, prepaid income taxes, and other assets	(5,883)	(3,087)	(12,842)	(5,288)
Accounts payable, accrued expenses, income taxes payable and other liabilities	6,788	(2,608)	(59)	(23,360)
Deferred revenue	3,181	(657)	16,591	13,044
Net cash provided by operating activities	103,185	99,670	276,134	243,258
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(504)	(167)	(1,237)	(1,278)
Payments for business acquisitions, net of cash acquired	—	—	(16,272)	(74,460)
Payments for equity method investments	(217)	(5)	(1,143)	(324)
Payments for capitalized computer software development costs	(234)	—	(1,129)	(141)
Net cash used in investing activities	(955)	(172)	(19,781)	(76,203)
Cash flows from financing activities:
Issuance of shares of common stock	13,588	3,640	26,096	9,004
Repurchases of common stock	(45,647)	(1,811)	(45,647)	(152,432)
Payments of tax withholding obligations related to restricted stock	(2,453)	(1,921)	(9,172)	(10,167)
Deferred business acquisition payments	(1,229)	—	(1,229)	(4,600)
Proceeds from borrowings	—	—	—	574,163
Repayments of amounts borrowed	(4,000)	(4,000)	(135,182)	(363,000)
Payments of debt issuance costs	—	—	—	(3,533)
Net cash provided by (used in) financing activities	(39,741)	(4,092)	(165,134)	49,435
Effect of exchange rate changes on cash and cash equivalents	265	218	838	(620)
Increase (decrease) in cash and cash equivalents	62,754	95,624	92,057	215,870
Cash and cash equivalents, beginning of year	317,099	192,172	287,796	71,926
Cash and cash equivalents, end of period	379,853	287,796	379,853	287,796
Supplemental disclosure of cash flow information:
Income taxes paid, net	12,061	13,174	61,410	39,533
Interest paid	$731	$4,198	$6,403	$12,444
Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	35	(10)	112	(99)
Change in repurchases of common stock included in accounts payable and accrued expenses	4,353	(1,811)	4,353	(2,432)
Lease liabilities arising from obtaining right-of-use assets	2,012	2,387	3,500	14,013

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows (Unaudited in Thousands, Except per Share Data)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
Total expenses
GAAP total expenses (a)	$92,082	$85,644	$350,975	$341,358
Less:
Stock-based compensation (b)	(9,055)	(7,415)	(33,644)	(31,548)
Amortization of intangibles	(2,040)	(1,831)	(7,697)	(6,572)
Acquisition related fees	(1,385)	—	(4,518)	(78)

Non-GAAP total expenses	$79,602	$76,398	$305,116	$303,160

Income from operations
GAAP income from operations	$105,879	$116,296	$358,401	$257,359
Plus:
Stock-based compensation (b)	9,055	7,415	33,644	31,548
Amortization of intangibles	2,040	1,831	7,697	6,572
Acquisition related fees	1,385	—	4,518	78

Non-GAAP income from operations	$118,359	$125,542	$404,260	$295,557

Net income
GAAP net income	$95,445	$94,530	$319,803	$229,671
Plus:
Stock-based compensation (b)	9,055	7,415	33,644	31,548
Amortization of intangibles	2,040	1,831	7,697	6,572
Acquisition related fees	1,385	—	4,518	78
Less:
Income tax effect on Non-GAAP items (c)	(2,621)	(1,942)	(9,630)	(8,022)

Non-GAAP net income	$105,304	$101,834	$356,032	$259,847

Diluted income per share
GAAP diluted income per share	$1.39	$1.39	$4.67	$3.34
Plus:
Stock-based compensation (b)	0.13	0.11	0.49	0.46
Amortization of intangibles	0.03	0.03	0.11	0.10
Acquisition related fees	0.02	—	0.07	—
Less:
Income tax effect on Non-GAAP items (c)	(0.04)	(0.03)	(0.14)	(0.12)

Non-GAAP diluted income per share	$1.53	$1.49	$5.20	$3.78

Shares used in computing Non-GAAP diluted income per share	68,612	68,176	68,492	68,727

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
Free Cash Flow
Net cash provided by operating activities (GAAP)	$103,185	$99,670	$276,134	$243,258
Purchases of property, equipment and leasehold improvements	(504)	(167)	(1,237)	(1,278)
Payments for capitalized computer software development costs	(234)	—	(1,129)	(141)
Acquisition related payments	1,300	—	3,733	1,264
Free cash flow (non-GAAP)	$103,747	$99,503	$277,501	$243,103

(a) GAAP total expenses
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
Total costs of revenue	$14,315	$15,158	$60,151	$61,607
Total operating expenses	77,767	70,486	290,824	279,751
GAAP total expenses	$92,082	$85,644	$350,975	$341,358

(b) Stock-based compensation expense was as follows:
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
Cost of maintenance	$208	$337	$896	$1,441
Cost of services and other	415	484	1,613	1,961
Selling and marketing	1,912	1,428	6,567	5,656
Research and development	2,472	2,113	8,987	8,306
General and administrative	4,048	3,053	15,581	14,184
Total stock-based compensation	$9,055	$7,415	$33,644	$31,548

(c) The income tax effect on non-GAAP items for the three and twelve months ended June 30, 2021 and 2020, respectively, is calculated utilizing the Company's statutory tax rate of 21 percent.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Range (Unaudited in Thousands, Except per Share Data)

	Twelve Months Ended June 30, 2022 (a)
	Range
	Low		High
Guidance - Total expenses
GAAP - total expenses	$386,000		$391,000
Less:
Stock-based compensation	(36,000)		(36,000)
Amortization of intangibles	(9,000)		(9,000)

Non-GAAP - total expenses	$341,000		$346,000

Guidance - Income from operations
GAAP - income from operations	$316,000		$346,000
Plus:
Stock-based compensation	36,000		36,000
Amortization of intangibles	9,000		9,000

Non-GAAP - income from operations	361,000		391,000

Guidance - Net income and diluted income per share
GAAP - net income and diluted income per share	$288,000	$4.27	$314,000	$4.65
Plus:
Stock-based compensation	36,000		36,000
Amortization of intangibles	9,000		9,000
Less:
Income tax effect on Non-GAAP items (a)	(10,000)		(10,000)

Non-GAAP - net income and diluted income per share	$323,000	$4.79	$349,000	$5.17

Shares used in computing guidance for Non-GAAP diluted income per share	67,500		67,500

Guidance - Free Cash Flow
GAAP - Net cash provided by operating activities	$278,800		$288,800
Less:
Purchases of property, equipment and leasehold improvements	(3,000)		(3,000)
Payments for capitalized computer software development costs	(800)		(800)

Free cash flow expectation (non-GAAP)	$275,000		$285,000

(a) Rounded amount used, except per share data.
(b) The income tax effect on non-GAAP items for the twelve months ended June 30, 2022 is calculated utilizing the Company's statutory tax rate of 21 percent.